UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 12, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On September 12, 2023, Diamond Offshore Drilling, Inc. (the “Company”) issued a press release announcing that Diamond Foreign Asset Company (the “Cayman Issuer”), a wholly owned subsidiary of the Company, and Diamond Finance, LLC, its wholly owned subsidiary (together with the Cayman Issuer, the “Issuers”), commenced an offering (the “Offering”) of $500 million aggregate principal amount of a new series of the Issuers’ Senior Secured Second Lien Notes due 2030 (the “Notes”) in a private placement (the “Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company and each of its existing restricted subsidiaries (other than the Issuers) and by certain of the Company’s future restricted subsidiaries (other than the Issuers) that guarantee any debt of the Issuers or any guarantor under any syndicated credit facility or capital markets debt in an aggregate principal amount in excess of a certain amount (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”). The Notes and the related guarantees will be secured on a second-priority basis, subject to certain permitted liens, by substantially all the assets of, and equity interests in, the Issuers and the Subsidiary Guarantors.

The Company intends to use the net proceeds from the Offering to fully repay and terminate its term loan credit facility, redeem in full its Senior Secured First Lien PIK Toggle Notes due 2027 and repay all of the borrowings outstanding under its senior secured credit agreement. The Company intends to use any remaining net proceeds for general corporate purposes.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

On September 12, 2023, in connection with the Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

* * *

We believe the following strengths support our competitive position in the offshore drilling market:

•

Our technically-advanced drillship fleet is strategically positioned to meet client demand and have the technical features most sought after, including full dual drilling activity centers and Managed Pressure Drilling (“MPD”) systems. Our rig portfolio consists of both modern high specification rigs and purpose built, well maintained and upgraded moored rigs, combined with our proven operational track record, places us in a strong position to secure new drilling contracts. 50% of our marketed fleet is comprised of high-specification drillships and semi-submersibles. Only 43 drillships of the 79 existing active drillships globally (including four Diamond BlackShips) are 6th generation or newer, have a score of greater than 100 on Rystad Energy’s static rig-scoring system, and are capable of drilling over 40,000 feet. Only 13 of the 53 existing active semi-submersibles globally (including the Ocean GreatWhite and Ocean Courage) are 7th generation or newer, have a score of greater than 75 on Rystad Energy’s static rig-scoring system, and are capable of drilling over 35,000 feet. The quality of our fleet is demonstrated by our 92% average marketed utilization rate from 2017-2022 (including stable work for our moored semi-submersible fleet, which is an attractive and niche market, during Covid-19) and in excess of 99% for our Diamond BlackShips over the same period.

•

We benefit from long-term relationships with a diverse, blue-chip customer base. We have established robust, long-term relationships with top tier operators in the industry earned through decades of performance and a globally recognized brand. Our customers include investment grade-rated, multinational energy companies that are some of the most active offshore operators across key geographies, such as BP p.l.c. (“BP”), Woodside Energy Group Ltd (“Woodside”), Petróleo Brasileiro S.A. (“Petrobras”), Shell plc (“Shell”), Occidental Petroleum Corporation (“Occidental”) and Hess Corporation (“Hess”). Nine of the fifteen largest global offshore producers are our current or recent customers. We strive to provide the best possible service to our customers and to be valued partners in their success. The long-term commercial agreements that we currently enjoy with our five largest customers, Petrobras, Shell, BP, Woodside and Occidental, reflect these interests, as well as the benefits of operating at scale with large customers. Our customer-services centric mindset, client feedback loops and focus on creating value for our customers has allowed us to earn a global reputation for high performance and reliability as a trusted partner.

•

We maintain a strong contract backlog with favorable repricing opportunities on contract renewals. Our strong relationships with customers have resulted in contract backlog of approximately $1.6 billion as of July 1, 2023. On average, our backlog of $145 million per active rig ranks us third amongst our peers. We are 94% contracted for 2023 and 80% contracted for 2024, and with favorable repricing opportunities on upcoming contract renewals, are well positioned for re-contracting into an improving market in 2024 and beyond. We have two 7th generation drillships available for re-contracting opportunities in 2024 which should command dayrates at current market levels, which are indicatively $430,000-$480,000 per day based on recent contract awards for similar assets. These units are active working units, highly mobile, top-tier from a technical perspective and are favored by potential clients in preference to lower spec or stacked units.

•

Our financial performance is underpinned by an attractive liquidity profile and our commitment to deleveraging. Since emerging from Chapter 11 in April 2021, we have reduced our indebtedness significantly from $2 billion to approximately $500 million

(inclusive of finance leases). As of June 30, 2023, our ratio of Net Debt to Adjusted EBITDA for the last twelve months was 5.4x, and, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, would have been 5.5x. As of June 30, 2023, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, we will have cash on hand of $149 million and an undrawn $300 million credit facility, creating an attractive liquidity profile. By year end 2023, we expect to have minimal near term maturities, reduced capital intensity and over half our operated fleet on current market dayrates, generating free cash flow, resulting in ample liquidity that should enable us to further pay down our debt. We have right-sized the company to match our fleet size. Our regional operations are locally staffed and cost efficient. Our enterprise risk, safety management and cyber-security management systems are robust and our reputation within the insurance provider community is top-tier among peers. Our enterprise legal and ethics compliance program is robust including regular training and formalized compliance processes. Reporting is transparent and highly valued as a part of the Diamond culture.

•

We demonstrate a commitment to safety, sustainability and the environment. We have a long track record of operational excellence and safety. We believe that our modern, quality drilling units allow us to provide our customers with safe and efficient operations. We value the health, safety, and security of our workforce and the communities in which we operate, as evidenced by our Total Recordable Incident Rate of 0.25 for 2022. Our world-class safety standards are evidenced by our strong track record of operational excellence and safety. We were awarded the Best Safety Performance Awards from IADC North Sea Chapter in two categories. We support environmental protection across our operations and strive to provide reliable and efficient services to allow access to resources essential for human and economic prosperity. We have implemented energy-efficient technologies, including installation of dashboards aboard multiple drilling rigs that measure emissions data in real time and create energy consumption awareness. We use the SaaS-enabled continuous improvement platform on three drilling rigs and have plans to implement that platform on additional rigs in 2023 and 2024. We are also adopting the ISO 50001 framework and have implemented an Energy Management System on multiple drilling rigs, which is based on that framework.

•

Our management team brings a depth of industry experience. Our management has extensive experience in the oil and gas and drilling services industries and has held leadership positions at other leading offshore drillers. We believe that our management team’s significant experience, technical expertise and strong client relationships enhance our ability to deliver superior deepwater drilling services to our clients and effectively operate on a global basis. Our operational mindset is guided by global industry learnings associated with high reliability organizational principles.

* * *

We intend to capitalize on our competitive strengths through the following business strategies:

•

Position ourselves to capitalize on the industry’s favorable fundamental macro conditions. We believe the offshore drilling market, essential to the world’s energy supply, is poised for significant growth due to a decade of structural underinvestment.

Improving market conditions have led to recent contract dayrates of $430,000 to $480,000 per day for high specification 7th generation ultra deepwater drillships, and our contracting philosophy has positioned us to benefit from this market upside to build backlog in the improving rig contracting environment. As rates have risen materially, we are generally focused on longer-term contracts that will support our ability to generate free cash flow, invest in our fleet, and repay debt. We believe our high specification fleet, our presence in many of the most significant offshore geographies, as well as our established relationships with top tier operators position us well to take advantage of these favorable industry dynamics. We intend to continue to invest in our existing assets in a rational and disciplined manner in order to maintain competitiveness, reliability and overall attractiveness of our global fleet. Diamond Offshore’s marketed fleet is nearly sold out for 2023 and over 80% has been contracted for 2024, with the majority at meaningfully high dayrates.

•

Promote sustainability and safety. We are focused on delivering first class operations, maintaining our strong commitment to safety and a sustainable energy future. To execute on our commitment, we draw on safety, performance and risk management systems administered by a strong and capable management team with highly qualified subject matter experts in key disciplines in combination with alignment of management incentives, including 30% of our short-term incentive compensation and 50% of our long-term incentive compensation being tied to achieving safety and sustainability targets. Our aim is to deliver drilling services to our customers responsibly and with reductions to our carbon footprint. To do so, we remain committed to considering or adopting greenhouse gas-reducing technologies through existing and new initiatives.

•

Invest in the technological capabilities of our drilling units. We continue to invest in creating and maintaining a modern and technically-advanced fleet. Our fleet’s specifications are a key competitive advantage and enable us to provide differentiated services for our customers. Our four 7th- generation dual-activity ultra-deepwater drillships are capable of drilling in water depths of up to 40,000 feet and are MPD equipped, and our harsh environment semi-submersibles are capable of working in most of the harshest environments in the world. We are continually investing in the technological advancement of our fleet as an integral part of our strategy. Though we do not plan to invest in speculative newbuilds, we may opportunistically acquire existing high-specification and/or technically accretive rigs to upgrade our fleet when those rig additions would be justified by new contracts and sound economic rationale.

•

Maintain a financial position that is sustainable over the long term. We seek to maintain a conservative balance sheet with a strong liquidity profile to sustain the company through potentially volatile industry cycles. After giving effect to this offering and the use of proceeds therefrom, we will have no near term debt maturities, a Net Debt to Adjusted EBITDA ratio for the last twelve months of 5.5x and intend to reduce such ratio to 1.0x or lower by the second quarter of 2025.

* * *

At September 12, 2023, we had borrowings outstanding of $192.5 million under the Revolving Credit Facility and $192.4 million of unused borrowing capacity.

* * *

As of July 1, 2023, our contract backlog was an aggregate $1.6 billion and our fleet had an average age of 15.1 years. All of our drilling rigs constitute part of the Collateral for the Notes offered hereby and as of June 30, 2023, the total market value (based on the midpoint of broker valuations) of our owned fleet was $2.2 billion.

* * *

Contemporaneously with the Offering, the Cayman Issuer, as borrower, Parent, as parent, certain of the lenders party thereto, and HSBC, as administrative agent and collateral agent, are entering into an amendment (the “Credit Agreement Amendment”) to our existing revolving credit facility. The Credit Agreement Amendment amends the existing revolving credit facility to, among other things, (i) reduce the aggregate commitment of the lenders thereunder from $400 million to $300 million and (ii) permit the offering contemplated hereby. The Credit Agreement Amendment will become effective concurrently with the consummation of this offering, and this offering is conditioned on the Credit Agreement Amendment becoming effective.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

99.1	Press Release announcing the commencement of the offering of the Notes, dated September 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary